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                                                                    EXHIBIT 99.2
                               *IMPORTANT NOTICE*

                                   [HDI LOGO]


REMINDER NOTICE--OFFERING TERMINATES MARCH 26, 2001


Dear Redeemable Class A Warrant Holder:

         As a reminder, we are currently extending an offer to all Class A Warrant Holders. The Class A Warrants held by you, unless exercised, or called for redemption earlier, will expire in less than 18 months on July 22, 2002.

         As an incentive to exercise the Class A Warrants by March 26, 2001, we will issue for no additional consideration one Class B Warrant for each Class A Warrant which is properly exercised on or before 5:00 p.m. Central Time, March 26, 2001. Each Class B Warrant entitles the holder to purchase one share of our Common Stock for $9.00, is redeemable by us upon certain conditions and expires January 23, 2006. Beginning on Wednesday, March 7, 2001, the Class B Warrant will be traded on The Nasdaq SmallCap Market under the symbol "HDIIZ."

         Please see the Prospectus dated January 23, 2001 for important details regarding the offer.

YOU MUST ACT TO RECEIVE THE CLASS B WARRANT. THE OFFERING TO CLASS A WARRANT HOLDERS WILL EXPIRE MARCH 26, 2001 AT 5:00 PM CENTRAL TIME AND THE TIME PERIOD FOR THE OFFERING WILL NOT BE EXTENDED.

         If you need information on how to exercise your Class A Warrant, please call Firstar Bank, N.A.'s Investor Services Unit at 1-800-637-7549.

         If you have questions, you may contact James S. Murphy, Senior Vice President, Finance and Administration and Chief Financial Officer of the Company at 651-687-9999.


Sincerely,


Greg H. Guettler
President

Dated: March 6, 2001